EXHIBIT 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contact:

Todd Fromer / Garth Russell	Shelley Pfaendler
KCSA Worldwide	KCSA Worldwide
212-896-1215 / 212-896-1250	212-896-1248
tfromer@kcsa.com / grussell@kcsa.com	spfaendler@kcsa.com

AUTHENTIDATE EXECUTES LETTER OF INTENT TO SELL ITS DOCUMENT MANAGEMENT

AND SYSTEMS INTEGRATION BUSINESSES

BERKELEY HEIGHTS, N.J.—January 10, 2007—Authentidate Holding Corp. (Nasdaq: ADAT), a worldwide provider of secure enterprise workflow management applications, today announced that it has entered into a non-binding letter of intent (“LOI”) for the sale of its Document Management (Docstar) and Systems Integration (DJS) businesses to a group headed by Tom Franceski and Gregg Laird, two members of the businesses’ current senior management team.

According to the initial terms of the LOI, Authentidate will receive approximately $8.5 million from the sale of the two businesses and related assets, which include cash of $750,000 and the land and building located in Schenectady, New York. Approximately $7 million of the selling price will be paid in cash and Authentidate will finance the balance of the transaction through a 15-year note issued to the acquiring group. Authentidate expects to announce a definitive agreement within the next several weeks.

“While we are still in the early stages of the agreement, we are pleased with the terms of the transaction. This is a major milestone in our strategic plan to streamline our operations and bring clear focus to our core business of developing and marketing security software applications and services worldwide,” stated Suren Pai, Chief Executive Officer of Authentidate. “Both Docstar and the Systems Integration group have been a part of Authentidate’s history; we wish them well and expect that they will be successful. Exiting these businesses will allow us to direct all of our attention towards profitably growing our core business, which we believe offers the greatest potential to increase shareholder value.”

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure enterprise workflow management applications that incorporate its proprietary and patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® and electronic signing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services.

The company operates its software and services businesses in three segments: the Security Software Solutions segment (including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions segment (Docstar Division) and the Systems Integration segment (DJS). For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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All other trade names are the property of their respective owners.

This document is available on the KCSA Worldwide Website at www.kcsa.com.